                                                                     EXHIBIT 5.1

                  GORDON ALTMAN BUTOWSKY WEITZEN SHALOV & WEIN

                                                                    May 30, 1996

Olsten Corporation
175 Broad Hollow Road
Melville, New York 11747-8905

     Re: Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to Olsten Corporation, a Delaware corporation (the "Company"), in connection with the merger (the "Merger") of QHR Acquisition Corp., a Delaware corporation ("Merger Sub"), which is a wholly-owned subsidiary of the Company, with and into Quantum Health Resources, Inc., a Delaware corporation ("Quantum") pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of May 1, 1996, by and among the Company, Merger Sub and Quantum (the "Merger Agreement") and the Company's Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), relating to up to 11,032,165 shares of Olsten Class B Common Stock, par value $.10 ("Class B Stock"), to be issued pursuant to the Merger Agreement and up to 11,032,165 shares of Olsten Common Stock, par value $.10 ("Olsten Common Stock"), issuable upon conversion of such Class B Stock (such shares of Class B Stock and Olsten Common Stock, collectively, the "Merger Stock") (such Registration Statement, including all exhibits thereto, in the form declared effective by the Securities and Exchange Commission, the "Registration Statement"). Capitalized terms not otherwise defined herein are defined as set forth in the Merger Agreement.

     In connection with this opinion, we have examined the following records, documents, instruments and certificates:

          (i) the Restated Certificate of Incorporation of the Company, as currently in effect (the "Certificate");

          (ii) the Merger Agreement; and

          (iii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representations of the Company and others.

     Based upon and subject to the foregoing, and further subject to the assumptions and qualifications set forth below, it is our opinion that when (i) the Registration Statement has become effective under the Act and (ii) the Merger Stock has been issued in accordance with the terms of the Merger Agreement, as it may be amended from time to time, the Merger Stock will be validly issued, fully paid and non-assessable.

     We are members of the Bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction, and we express no opinion with respect to the laws of any other jurisdiction other than New York, the United States of America and the general corporate laws of the State of Delaware.

     We are furnishing this opinion to you solely in connection with the Registration Statement. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission. This opinion is based and relies on the current status of the law, and is subject in all respects to, and may be limited by, further rules, regulations and legislation, as well as developing case law. We do not undertake to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinion" in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/  Gordon Altman Butowsky
                                             Weitzen Shalov & Wein